Exhibit 31.1

CERTIFICATION

I, Lester R. Brafman, Chief Executive Officer of Institutional Financial Markets, Inc., certify that:

1.                                      I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Institutional Financial Markets, Inc.; and

2.                                      Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 26, 2016	Signed:	/s/ LESTER R. BRAFMAN
	Name:	Lester R. Brafman
	Title:	Chief Executive Officer